UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – October 14, 2004

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing,		PA 19610
(Address of principal executive offices)		(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 14, 2004, PNGI Pocono Corp. and PNGI, LLC (together, the “PNGI Subs”), both indirect wholly owned subsidiaries of Penn National Gaming, Inc. (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with the Mohegan Tribal Gaming Authority (the “Authority”), pursuant to which the Authority will purchase The Downs Racing, Inc. (“Downs Racing”) and its subsidiaries from the PNGI Subs.  Under terms of the agreement, the Authority will pay a purchase price of $280.0 million, the net proceeds of which are expected to be approximately $175 million after taxes, certain adjustments, which are set forth in the Purchase Agreement, and other costs.  Downs Racing owns and operates Pocono Downs, a standardbred harness racing facility located on 400 acres of land in Wilkes-Barre, Pennsylvania and five Pennsylvania off-track wagering (OTW) operations located throughout the Commonwealth of Pennsylvania.

As set forth in the Purchase Agreement, the transaction is subject to regulatory approvals, including approval of the Pennsylvania Harness Commission, and other customary closing conditions, and also provides the Authority with both pre- and post-closing termination rights in the event of certain materially adverse legislative or regulatory events.

There are no material relationships between the Company or its affiliates and the Authority other than in respect of the Purchase Agreement.  The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.  A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.  A copy of the press release issued by the Company on October 15, 2004 announcing the signing of the Purchase Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed herewith:

2.1

Purchase Agreement by and among PNGI Pocono Corp., PNGI, LLC, and the Mohegan Tribal Gaming Authority, dated October 14, 2004 (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request)

99.1	Press release issued by Penn National Gaming, Inc. dated October 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 20, 2004	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer